Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Closes $271 Million Acquisition of Permian Basin Mineral and Royalty Interests in Cash and Unit Transaction1

FORT WORTH, Texas, December 15, 2022 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and gas mineral and royalty interests in over 16 million gross acres in 28 states, today announced that it has closed the previously announced purchase of mineral and royalty interests (the “Acquired Assets”) held by Austin-based Hatch Royalty LLC in a cash and unit transaction valued at approximately $270.7 million (the “Acquisition”). The purchase price for the Acquisition was comprised of $150.4 million in cash (approximately 56% of the total consideration) and approximately 7.3 million common units of Kimbell Royalty Operating, LLC, which are valued at $120.3 million (approximately 44% of the total consideration). Kimbell is entitled to all cash flow from production attributable to the Acquired Assets since October 1, 2022. Revenues and certain other operating statistics under generally accepted accounting principles will be recorded for the Acquisition beginning on the closing date of December 15, 2022.

Kimbell estimates that, as of October 1, 2022, the Acquired Assets produced approximately 2,072 Boe/d (1,198 Bbl/d of oil, 372 Bbl/d of NGLs, and 3,012 Mcf/d of natural gas) (6:1)2. For the full year 2023, Kimbell estimates that the Acquired Assets will produce approximately 2,522 Boe/d (1,439 Bbl/d of oil, 461 Bbl/d of NGLs, and 3,730 Mcf/d of natural gas) (6:1). The Acquired Assets are located in the Permian Basin, with high interest locations concentrated in the Texas Delaware Basin (82%), New Mexico Delaware Basin (8%) and Midland Basin (10%).

About Kimbell Royalty Partners

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 16 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 123,000 gross wells with over 47,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

1 Purchase price reflects Kimbell’s $16.54 / unit closing price as of 12/15/2022.

2 Based on estimated Q4 2022 run-rate production for the Acquired Assets as of October 1, 2022, which is the effective date of the Acquisition.

Kimbell Royalty Partners, LP – News Release

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Acquisition and operational data with respect to the Acquisition, involve risks and uncertainties, including risks that the anticipated benefits of the Acquisition are not realized; risks relating to Kimbell’s integration of the Acquisition assets; and risks relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”). These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Acquisition; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black
Dennard Lascar Investor Relations
krp@dennardlascar.com
(713) 529-6600